ARTICLES OF INCORPORATION
                                       OF
                              SENSE HOLDINGS, INC.

         The undersigned, a natural person competent to contract, does hereby make, subscribe and file these Articles of Incorporation for the purpose of organizing a corporation under the laws of the State of Florida.

                                    ARTICLE I
                                 CORPORATE NAME

         The name of this Corporation shall be: SENSE HOLDINGS, INC.

                                   ARTICLE II
                      PRINCIPAL OFFICE AND MAILING ADDRESS

         The principal office and mailing address of the Corporation is 10871 Northwest 52nd Street, Suite 3, Sunrise, Florida 33351.

                                   ARTICLE III
                     NATURE OF CORPORATE BUSINESS AND POWERS

         The general nature of the business to be transacted by this Corporation shall be to engage in any and all lawful business permitted under the laws of the United States and the State of Florida.


STEVEN I. WEINBERGER, ESQ., FL BAR # 0135585
Atlas, Pearlman, Trop & Borkson, P.A.
200 East Las Olas Boulevard, Suite 1900
Fort Lauderdale, FL 33301
Phone No.: (954) 763-1200

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                                   ARTICLE IV
                                  CAPITAL STOCK

         The maximum number of shares of stock that this Corporation shall be authorized to issue and have outstanding at any one time shall be ten million (10,000,000) shares of Common stock, $.10 par value per share.

                                    ARTICLE V
                                TERM OF EXISTENCE

         This Corporation shall have perpetual existence.

                                   ARTICLE VI
                              REGISTERED AGENT AND
                      INITIAL REGISTERED OFFICE IN FLORIDA

         The Registered Agent and the street address of the initial Registered Office of this Corporation in the State of Florida shall be:

                                 Andrew Goldrich
                          10871 NW 52nd Street, Suite 3
                                Sunrise, FL 33351


                                   ARTICLE VII
                               BOARD OF DIRECTORS

         This Corporation shall have one (1) to seven (7) Directors, as determined by the Board.

                                  ARTICLE VIII
                                  INCORPORATOR

         The name and address of the person signing these Articles of Incorporation as the Incorporator is Steven I. Weinberger, 200 East Las Olas Blvd., Fort Lauderdale, Florida 33301.

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                                   ARTICLE IX
                                 INDEMNIFICATION

         This Corporation may indemnify any director, officer, employee or agent of the Corporation to the fullest extent permitted by Florida law.

                                    ARTICLE X
                             AFFILIATED TRANSACTIONS

         This Corporation expressly elects not to be governed by Section
607.0901 of the Florida Business Corporation Act, as amended from time to time, relating to affiliated transactions.

                                    ARTICLE X
                           CONTROL SHARE ACQUISITIONS

         This Corporation expressly elects not to be governed by Section
607.0902 of the Florida Business Corporation Act, as amended from time to time, relating to control share acquisitions.

         IN WITNESS WHEREOF, the undersigned Incorporator has executed the foregoing Articles of Incorporation on the 19th day of July 1999.




                                            /s/ Steven I. Weinberger
                                            ------------------------
                                            Steven I. Weinberger, Incorporator


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                    CERTIFICATE DESIGNATING REGISTERED AGENT
                        AND OFFICE FOR SERVICE OF PROCESS

         SENSE HOLDINGS, INC., a corporation existing under the laws of the State of Florida with its principal office and mailing address at 10871 Northwest 52nd Street, Suite 3, Sunrise, Florida 33351, has named Andrew Goldrich whose address is 10871 Northwest 52nd Street, Suite 3, Sunrise, Florida 33351, as its agent to accept service of process within the State of Florida.

                                   ACCEPTANCE:

         Having been named to accept service of process for the above named Corporation, at the place designated in this Certificate, I hereby accept the appointment as Registered Agent, and agree to comply with all applicable provisions of law. In addition, I hereby am familiar with and accept the duties and responsibilities as Registered Agent for said Corporation.


                                                     /s/ Andrew Goldrich
                                                     -------------------
                                                     Andrew Goldrich

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